Exhibit 99.1

AleAnna, Inc. Reports First Quarter 2026 Results

AleAnna, Inc. reports positive Adjusted EBITDA1 and net income for the fourth consecutive quarter

DALLAS – May 14, 2026 – AleAnna, Inc. (“AleAnna” or “the Company”) (NASDAQ: ANNA) today announced financial and operational results for the first quarter of 2026. AleAnna reported Adjusted EBITDA[1] of $4.3 million and net income of $3.4 million. AleAnna closed the period with a strong cash position of $31.1 million, supporting ongoing development activity and future strategic initiatives.

Financial and Operational Update

Following production ramp-up and stabilization at the Longanesi field during 2025, the Company recognized $8.9 million of revenue during the first quarter of 2026 from sales of its share of production from the Longanesi field.

During the first quarter, AleAnna generated net income of $3.4 million and Adjusted EBITDA1 of $4.3 million.

During the prior year, the Company commenced daily production from its Longanesi field, with the ramp-up exceeding expectations in both timing and volume.

During the first quarter of 2026, AleAnna, also announced significant increases in Proved Reserves Volumes in its year-end 2025 Third-Party Reserves Report from DeGolyer and MacNaughton, which reported an increase of Total Proved Reserves by 47% as compared to year-end 2024 after adjusting for 2025 production volumes. Year-end Total Proved Reserves increased 37% at Longanesi and 75% at Gradizza.  Proved Developed Producing reserves were recognized for the first time at Longanesi, and Total Proved Reserves were recognized at Trava for the first time. Similar increases to AleAnna’s undeveloped Prospective Resource are expected, and the Company intends to issue another statement on that subject in the near future.

Management Commentary

Marco Brun, Chief Executive Officer, remarked on AleAnna’s recent accomplishments: “We continued to realize strong performance from our Longanesi field generating approximately $4.3 million of Adjusted EBITDA1. We believe we are currently on track to exceed our expectations for the performance of the Longanesi field.

[1]	This is a non-GAAP financial measure. Refer to Non-GAAP Performance Measures and Definitions for further details.

In parallel, we continue to deliver on our plan to advance our broader growth strategy. With a solid balance sheet, positive cash flow, and a growing asset base, we are well-positioned to deliver sustainable value creation for our shareholders. In the current energy environment, AleAnna is uniquely positioned to create substantial value, contributing to Italy's energy security through domestic natural gas production.”

About AleAnna

AleAnna is a technology-driven energy company, focused on growing gas production in Italy and helping drive Italy’s energy future. Further details can be found on our website at www.aleannainc.com/AboutAleAnna.

Forward-Looking Statements

The information included herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements, other than statements of present or historical fact included herein regarding AleAnna’s future operations, financial position, plans and objectives are forward-looking statements. AleAnna’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements, which speak only as of the date made. A list and descriptions of these risks, uncertainties and other factors can be found in AleAnna’s most recent Annual Report on Form 10-K, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in AleAnna’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities Exchange Commission (“SEC”). SEC filings are available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, AleAnna disclaims any duty to update any forward-looking statements, all expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof.

Investor Relations Contact

Ivan Ronald

ironald@aleannagroup.com

Website

https://www.aleannainc.com/

ALEANNA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	For the Three Months Ended March 31,
	2026	2025

Revenues	$9,343,517	$644,600

Operating expenses (income):
Cost of revenues	1,550,995	838,395
Lease operating expense	1,315,104	-
General and administrative	2,215,573	3,324,845
Depreciation and depletion	1,178,452	73,106
Accretion and remeasurement of asset retirement obligation	(613,688)	33,505
Total operating expenses	5,646,436	4,269,851

Operating income (loss)	3,697,081	(3,625,251)

Other income:
Interest and other income	139,837	237,605
Total other income	139,837	237,605

Income (loss) before income taxes	3,836,918	(3,387,646)
Income tax (expense) benefit	(437,397)	48,276
Net income (loss)	3,399,521	(3,339,370)
Net (income) loss attributable to noncontrolling interests	(1,325,652)	1,333,231
Net income (loss) attributable to Class A Common stockholders or holders of Common Member Units	$2,073,869	$(2,006,139)

Other comprehensive (loss) income
Currency translation adjustment	$(1,071,653)	$1,139,303
Comprehensive income (loss)	2,327,868	(2,200,067)
Comprehensive (income) loss attributable to noncontrolling interests	(907,095)	1,333,231
Total comprehensive income (loss) attributable to Class A Common stockholders or holders of Common Member Units	$1,420,773	$(866,836)

ALEANNA, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF MARCH 31, 2026 AND DECEMBER 31, 2025

	March 31, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$31,124,907	$31,826,830
Restricted cash	1,274,558	1,304,129
Accounts receivable	3,594,850	1,959,001
Prepaid expenses and other assets	1,864,644	1,528,622
Total Current Assets	37,858,959	36,618,582

Non-current assets:
Natural gas and other properties, successful efforts method, net of accumulated depreciation and depletion of $3,486,616 and $2,932,984, respectively	42,418,184	42,553,580
Renewable natural gas properties, net of accumulated depreciation of $588,890 and $508,583, respectively	10,506,660	10,744,121
Value-added tax refund receivable	10,424,243	9,589,576
Operating lease right-of-use assets	151,455	1,790,461
Total Non-current Assets	63,500,542	64,677,738
Total Assets	$101,359,501	$101,296,320

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$8,202,635	$6,776,384
Income tax payable	843,417	417,568
Lease liability, short-term	151,455	200,419
Contingent consideration liability, short-term	11,278,795	11,576,846
Total Current Liabilities	20,476,302	18,971,217

Non-current Liabilities:
Asset retirement obligation	2,980,553	4,507,921
Deferred tax liability	876,395	897,812
Lease liability, long-term	38,753	1,588,243
Contingent consideration liability, long-term	16,275,760	16,651,065
Total Non-current Liabilities	20,171,461	23,645,041
Total Liabilities	40,647,763	42,616,258

Commitments and Contingencies

Stockholders’ Equity:
Class A Common Stock, par value $0.0001 per share, 150,000,000 shares authorized, 40,659,881 shares issued and outstanding as of March 31, 2026 and December 31, 2025	4,066	4,066
Class C Common Stock, par value $0.0001 per share, 70,000,000 shares authorized, 25,994,400 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	2,599	2,599
Additional paid-in capital	228,344,094	228,640,286
Accumulated other comprehensive loss	(4,594,484)	(3,941,388)
Accumulated deficit	(187,174,974)	(189,248,843)
Noncontrolling interest	24,130,437	23,223,342
Total Stockholders’ Equity	60,711,738	58,680,062
Total Liabilities and Stockholders’ Equity	$101,359,501	$101,296,320

Non-GAAP Performance Measures and Definitions

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measures. We believe that the presentation of non-GAAP financial measures provides both management and investors with a greater understanding of the Company’s operating results and trends in addition to the results measured in accordance with GAAP and provides greater comparability across time periods. These measures are not to be considered more relevant or accurate than the measures presented in accordance with GAAP. The non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures used by other companies. In compliance with the requirements of the SEC, our non-GAAP measures are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measures, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measures.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are both non-GAAP financial measures. EBITDA is calculated as net income (loss) before interest expense and other income, taxes, depreciation, depletion and amortization. The purpose of presenting EBITDA and Adjusted EBITDA is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, as well as stock compensation and transaction expense, and its use is limited to specialized analysis. We adjust EBITDA for stock compensation and one-off activities such as the remeasurement of the asset retirement obligation to reach Adjusted EBITDA. We present EBITDA and Adjusted EBITDA because we believe it provides useful additional information to investors for specialized analysis of our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as transactions expenses, share-based compensation, and other non-recurring costs.

The following table presents a reconciliation of Adjusted EBITDA to net income for the three months ended March 31, 2026 and 2025:

	Three months ended
	March 31, 2026	March 31, 2025
Net Income (loss)	$3,399,521	$(3,339,370)
Add (deduct):
Interest	(139,837)	(237,605)
Tax expense (benefit)	437,397	(48,276)
Depreciation, depletion and amortization	1,178,452	73,106
EBITDA	$4,875,533	$(3,552,145)
Add (deduct):
Remeasurement of asset retirement obligation	(646,924)	-
Stock compensation expense	51,031	0
Adjusted EBITDA	$4,279,640	$(3,552,145)

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